TIME BROKERAGE AGREEMENT



         This Time Brokerage Agreement ("Agreement") is dated as of February 28, 1997, by and between Citicasters Co., an Ohio corporation ("Licensee"), and American Radio Systems Corporation, a Delaware Corporation ("Broker").

         WHEREAS, Licensee is the licensee of the radio station set forth on Attachment A hereto (referred to herein as the "Station"); and

         WHEREAS, Licensee, Broker and American Radio Systems License Corp., a Delaware corporation, have entered into an Asset Exchange Agreement dated as of December 23, 1996 (the "Exchange Agreement") for the exchange of certain assets relating to the Station to Broker; and

         WHEREAS, Licensee, while maintaining control over the Station's finances, personnel matters and programming desires to accept and broadcast programming supplied by Broker on the Station subject to the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

         1. Air Time and Transmission Services. Licensee and Broker hereby agree to commence operations pursuant to this Agreement on March 1, 1997 (the "Effective Date"). Licensee agrees, beginning on the Effective Date, to broadcast, or cause to be broadcast, on the Station, according to the terms hereof, programming designated and provided by Broker (the "Programming").

         2. Payments. Broker hereby agrees to pay Licensee the amounts specified in Attachment B for the right, from and after the Effective Date, to broadcast the Programming on the terms and conditions herein provided. Payments of the Monthly Fee (as defined in Attachment B) are due and payable in full on the first day of each calendar month for which such payment is intended to be applied and shall be prorated for any partial calendar month at the beginning or end of the term hereof. The failure of Licensee to demand or insist upon prompt payment in accordance herewith shall not constitute a waiver of its right to do so. Broker shall receive a payment credit for any Programming not broadcast by either Station (a "Credit"), such Credit to be determined by multiplying the monthly payment by the ratio of the amount of time preempted or not accepted to the total number of hours of Programming each month.


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         3. T erm. The term of this Agreement  shall begin on the Effective Date and end on the earliest of (i) the Closing Date, as defined in the Exchange Agreement, or (ii) the date which is ten (10) days following any termination of the Exchange Agreement in accordance with the terms thereof (such date hereinafter referred to as the "Termination Date," and such period of time as the "Term").

         4. Programming. Broker shall furnish or cause to be furnished the Programming, which shall be an entertainment format, and may include, without limitation, news, promotions (including on-air giveaways), contests, syndicated programs, barter programs, paid-for programs, locally-produced programs, advertising commercial matter, including that in both program or spot announcement forms, and public service information. On a regular basis, Licensee shall air, or shall require Broker to air, on the Station programming on issues of importance to the local community. All actions or activities of Broker under this Agreement, and all Programming provided by Broker shall be in accordance with (i) the Communications Act of 1934, as amended; (ii) Federal Communications Commission (the "FCC") rules, requirements and policies, including, without limitation, the FCC's rules on plugola/payola, lotteries, station identification, minimum operating schedule, sponsorship identification, political programming and political advertising rates; (iii) all applicable federal, state and local regulations and policies; and (iv) generally accepted quality standards consistent with Licensee's past practices. Broker agrees that, if in the sole, good faith judgment of the Licensee or the Station's General Manager, Broker does not comply with the standards of this paragraph, Licensee may suspend or cancel any Programming not in compliance. The right to use the Programming and to authorize its use in any manner and in any media whatsoever shall be, and remain, vested solely in Broker, subject in all events to the rights, if any, of others in such Programming.

         5. Special Events. Licensee reserves the right in its discretion, and without liability, to preempt, delay or delete any of the broadcasts of the Programming and to substitute programming which in Licensee's judgment is of greater local, regional or national importance. In all such cases, Licensee shall use its best efforts to give Broker reasonable notice of its intention to preempt such Programming, and, in the event of such preemption, Broker shall receive a payment credit for the Programming so omitted consistent with the intent and pursuant to the terms of Section 2 hereof.

         6. Advertising and Programming Revenues. Broker shall retain all advertising and other revenues, and all accounts receivable, with respect to Programming broadcast during the Term, and relating to the Programming it delivers to the Station for broadcast during the Term, including without limitation, promotion-related revenues. Licensee and Broker each shall have the right, at their own expense, to seek copyright royalty payments for their own programming. Broker may sell advertising on the Station in combination with the sale of advertising on other broadcasting stations of its choosing, subject to compliance with applicable law.


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         7.       Station Facilities.

              7.1 Station Facilities. Subject to the qualifications set forth in this Agreement, throughout the term of this Agreement, Licensee shall make the facilities of the Station available to Broker for operation and broadcast with the maximum authorized facilities twenty-four (24) hours a day, seven (7) days a week, except for downtime occasioned by either (i) emergency maintenance or (ii) routine maintenance not to exceed two (2) hours each Sunday morning between the hours of 12 Midnight and 5:00 a.m., and except for such programs and announcements prepared by and put on the air by Licensee in order to meet local needs and issues requirements, said programs and announcements not to exceed one
(1) hour each Sunday morning at a mutually agreed upon time between the hours of 5:00 a.m. and 7:00 a.m. Broker shall not be entitled to a Credit for Programming not broadcast over the Station for periods specified in this Section 7 hereof. To the extent practicable, any maintenance work affecting the operation of the Station at full power shall be scheduled upon at least forty-eight (48) hours prior notice with the agreement of Broker, such agreement not to be unreasonably withheld.

         8. Right of Access. Broker and Broker's employees or agents shall at all times be afforded reasonable access to the Station in order to perform their duties in connection with the production and transmission of the Programming over the facilities of the Station. Broker shall have the right to install at Licensee's and/or Broker's premises, and to maintain throughout the term of this Agreement, at Broker's expense, any microwave studio/transmitter relay equipment, telephone lines, transmitter remote control, monitoring devices or any other equipment necessary for the proper transmission of the Programming on the Station, and Licensee and Broker shall take all steps reasonably necessary to prepare and file any applications with the FCC to effectuate such proper transmission.

         9. Force Majeure. Any failure or impairment of facilities or any delay or interruption in broadcasting the Programming, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee shall not be liable to Broker, except to the extent of allowing in each such case an appropriate Credit for Programming not broadcast by the Station based upon a pro rata adjustment to amounts due as specified in Section 2 hereof calculated upon the length of time during which the interruption or failure exists or continues.

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         10.  Licensee  Control  of  Station.  Notwithstanding  anything  to the contrary in this Agreement, Licensee shall have full authority, control and power over the operation of the Station during the period of this Agreement. Licensee shall retain control, said control to be reasonably exercised, over the
policies,   programming  and  operations  of  the  Station,  including,  without limitation, the right to decide whether to accept or reject any Programming or advertisements, the right to preempt any Programming in order to broadcast a program deemed by Licensee to be of greater national, regional, or local interest, and the right to take any other actions necessary for compliance with the laws of the United States; the laws of the relevant states; the rules,
regulations,   and  policies  of  the  FCC  (including  without  limitation  the prohibition on unauthorized transfers of control); and the rules, regulations and policies of other federal governmental authorities, including without limitation the Federal Trade Commission and the Department of Justice. Licensee shall be responsible for ensuring that FCC requirements are met with respect to ascertainment of the problems, needs and interests of the community, public service programming, main studio staffing, maintenance of public inspection files and the preparation of quarterly issues/programs lists. Broker shall, upon request by Licensee, provide Licensee with information with respect to such of Broker's programs which are responsive to the problems, needs and interests of the community, so as to assist Licensee in the preparation of required quarterly issues/programs lists, and shall provide upon request other information to enable Licensee to prepare other records, reports and logs required by the FCC or other local, state or federal governmental agencies. Whenever on the Station's premises, all Broker personnel shall be subject to the supervision and the direction of Licensee's designated personnel.

         11. Responsibility for Employees and Expenses. Licensee shall employ two full time employees at the main studio of the Station, one of whom shall be a manager, both of whomshall report to and be accountable to Licensee, and who shall be ultimately responsible for the day-to-day operation of the Station. Licensee shall be directly responsible for paying the salaries, taxes, insurance and related costs for such employees (the "Licensee Employee Expenses"). Licensee shall be responsible for paying directly (i) transmitter site rent/mortgage for the Station; and (ii) transmitter site utilities for the Station ("Licensee Transmitter Expenses"). Licensee shall be responsible for paying directly all income taxes relating to Licensee's earnings from this arrangement. Broker shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of the Programming (including, without limitation, salespeople, traffic personnel, administrative and programming staff). Excluding those expenses for which Licensee is making direct payments as set forth in this Section 11, during the Term, Broker shall be responsible for paying all other expenses reasonably and directly related to the continued operation of the Station subject to the covenants of the parties to this Agreement (the "Other Expenses"), and further subject to the ultimate authority, control and power of Licensee.

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

              11.1 Employee Matters. The parties acknowledge and agree that Broker shall have the right (but not the obligation) to interview and to elect which of employees of Licensee that it will hire and to set the wages and any other compensation that any person so hired shall receive. Licensee shall be responsible for the payment of all compensation and accrued employee benefits payable to all employees through the Effective Date. For purposes of employee benefits under the employee benefit plans of Licensee, all employees of Licensee who accept employment with Broker shall be considered terminated employees and shall not be entitled to receive from Broker credit for any accrued vacation days, sick days personal days or other such days. Licensee acknowledges and agrees that it, and not Broker, is and shall after the Effective Date remain solely responsible for any and all insurance, supplemental pension, deferred compensation, retirement and any other benefits, and related costs, premiums and claims, due, to become due, committed or otherwise promised to any person who, as of the Effective Date, is a retiree, former employee, or current employee of Licensee, relating to the period up to and including the Effective Date. Broker shall assume no employee benefit plans, programs or practices, whether or not set forth in writing, maintained by Licensee at any time.

         12.  Station Agreements.

              12.1 Assignment and Assumption Station Agreements. Effective on the Effective Date, Licensee hereby assigns to Broker, and Broker hereby assumes, subject to the provisions of Section 12 hereof, the obligations of
Licensee arising or to be performed on and after the Effective Date (except to the extent such obligations represent liabilities for activities, events or transactions occurring, or conditions existing, on or prior to the Effective
Date) under: (a) all of the American Other Contracts (as defined in the Exchange Agreement), excluding (i) contracts and agreements relating to the Licensee
Employee Expenses and (ii) contracts and agreements relating to the Licensee Transmitter Expenses; and (b) all contracts entered into by Licensee which are for consideration other than cash, such as merchandise, services or promotional consideration ("Trade Agreements") arising in the ordinary course of business consistent with the past practices of Licensee and listed on Attachment C hereto. All of the foregoing liabilities and obligations under (a) and (b) hereof shall be referred to herein collectively as the "Station Agreements" or individually as a "Station Agreement." Licensee represents and warrants that the Station Agreements are freely assignable, or, if consent of the other contracting party to the assignment is required, Licensee covenants to use its reasonable best efforts to obtain such consent as promptly as practicable. As of the Effective Date, Licensee shall have paid all amounts due on and shall have performed all obligations due under the Station Agreements as of that date. Licensee shall not enter into any other Station Agreements with respect to the Station without the prior written consent of Broker.

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              12.2  Consents  to  Assignment.  To the  extent  that any  Station
Agreement is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant thereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof. In those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Effective Date to the transfer and assignment to Broker of any Station Agreement, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Licensee to Broker of all of Licensee's rights, benefits, title and interest in and to the Station Agreements, and where necessary or appropriate, Broker shall be deemed to be Licensee's agent for the purpose of completion, fulfilling and discharging all of Licensee's rights and liabilities arising after the Effective Date under such Station Agreements. Licensee shall use its reasonable best efforts to provide Broker with the financial and business benefits of such Station Agreements (including, without limitation, permitting Broker to enforce any rights of Licensee arising under such Station Agreements), and Broker shall, to the extent Broker is provided with the benefits of such Station Agreements, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Licensee under such Station Agreements to the extent that Broker was to assume those obligations pursuant to the terms hereof.

              12.3 Retained Liabilities. Except as set forth in Sections 11 and 12 hereof, Broker expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Licensee of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed by Broker, other than the Station Agreements. Licensee will retain and pay, satisfy, discharge and perform in accordance with the terms thereof, all liabilities and obligations of the Licensee, other than the Station Agreements, including but not limited to, the obligation to assume, perform, satisfy or pay any liability, obligation, agreement, debt, charge, claim, judgment or expense incurred by or asserted against Licensee related to taxes, environmental matters, pension or retirement plans or trusts, profit-sharing plans, employment contracts, employee benefits, severance of employees, product liability or warranty, negligence, contract breach or default, copyright, trademarks, service mark, trade name and other intellectual property, or other obligations, claims or judgments asserted against Broker as successor in interest to Licensee. All such liabilities, obligations and commitments of Licensee described in this Section 12.3 shall be referred to herein collectively as the "Retained Liabilities."

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         13. Accounts  Receivable.  Broker and Licensee  hereby  acknowledge and agree that all accounts receivable relating to the Station shall be collected and apportioned in accordance with Section 2.5 of the Exchange Agreement.

         14. Proration of Income and Expenses. Broker and Licensee hereby acknowledge and agree that all deposits, reserves and prepaid and deferred income and expenses relating to the Station Agreements shall be prorated between Broker and Licensee in accordance with Section 2.3 of the Exchange Agreement.

         15. Indemnification. Broker shall indemnify and hold Licensee and its stockholders, directors, partners, officers, agents, employees, successors, and assigns harmless from and against any and all claims, expenses, causes of action and liability resulting from or relating to (i) the broadcast of Programming during the Term, (ii) any and all promotions, contests and on-air "give-aways" relating to the Station during the Term, (iii) a breach of Broker's representations, warranties, covenants or agreements contained herein, (iv) any liability resulting from Broker's default under the Station Agreements, and (v) all other matters arising out of or related to Broker's activities involving the Station or use of the Licensee Station facilities or relating to the obligations assumed by Broker in connection with this Agreement. Licensee agrees to indemnify, defend, and hold harmless Broker and its stockholders, directors, officers, agents, employees, successors and assigns from and against any and all liability that arises out of (i) material broadcast by Licensee other than the Programming, (ii) liabilities (but not loss of advertising revenue) that arise as a result of Licensee's alteration of any and/or all Programming prior to broadcast by Licensee; and (iii) the Retained Liabilities.

              15.1 Procedures: Third Party and Direct Indemnification Claims. The obligations and liabilities of Licensee and of Broker hereunder with respect to their respective indemnities pursuant to this Section 15, resulting from any claim or other assertion of liability by third parties are subject to the procedures for indemnification set forth in the Exchange Agreement.

         16. Events of Default: Cure periods and Remedies.

              16.1 Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under the
Agreement:

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                   16.1.1  Non-Payment.  Broker's  failure  to  timely  pay  the consideration provided for in Section 2 and Attachment B hereof which is not cured within five (5) business days following notice in accordance with Section
1.2 hereof;

                   16.1.2 Default in Covenants or Adverse Legal Action. The default by any party hereto in the material observance or performance of any material covenant, condition or agreement contained herein which is not cured within five (5) business days following notice in accordance with Section 16.2 hereof, or if (a) any party shall make a general assignment for the benefit of creditors, (b) any party shall file or have filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within sixty (60) days thereof, or (c) specifically and without limitation, if Licensee's successors and assigns, including, without limitation, any assignee of the FCC license for the Station, except if such successor or assign is Broker or an affiliate of Broker, refuses to abide by or terminates this Agreement during the term of this Agreement.

                   16.1.3 Breach of Representation. If any material representation or warranty herein made by either party hereto, or in any certificate or document furnished by either party to the other pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and is not cured within thirty (30) days following notice in accordance with Section 16.2 hereof.

                   16.1.4 Breach of Exchange Agreement. The breach by Licensee or Broker in the material observance or performance of any material representation, warranty, covenant, condition or agreement in the Exchange Agreement which is not cured within any time period provided for such cure under the Exchange Agreement provided, that no party may use its own breach under the Exchange Agreement as grounds to terminate this Agreement. An Event of Default by either party under this Agreement shall constitute a material default under the Exchange Agreement and insofar as the cure period specified in this Agreement has expired with respect to the default, no further cure period shall be afforded under the Exchange Agreement.

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              16.2 Cure Periods. An Event of Default shall not be deemed to have occurred until after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the actions necessary to cure within the relevant cure period. The Event of Default shall not be deemed to have occurred if actions necessary to cure are completed during the relevant cure period.

              16.3 Termination Upon Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement provided that it is not also in material default hereunder, and may seek such remedies at law and/or equity as are available, including without limitation specific performance. If Broker has defaulted in the performance of its obligations, Licensee shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities and, without limitation of remedies, all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payment credits, shall immediately become due and payable.

              16.4 Liabilities Upon Termination. Upon termination of this Agreement, Broker shall be responsible for all liabilities, debts and obligations of Broker accrued from the purchase of air time and transmission services including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Broker's payments to Licensee as provided for herein. With respect to Broker's obligations to broadcast material over the Station after termination hereunder, Broker may propose compensation to Licensee for meeting these obligations, but Licensee shall be under no duty to accept such compensation or to perform such obligations. Upon termination, (i) Broker shall return to Licensee any equipment or property of the Station used by Broker, its employees or agents, in substantially the same condition and location as such equipment existed on the date of this Agreement, ordinary wear and tear excepted, (ii) Broker shall assign to Licensee and Licensee shall assume the still outstanding Station Agreements that were assigned to Broker pursuant to Section 12 hereof and (iii) Broker shall assign to Licensee any new contracts entered into by Broker relating to the Station that Licensee expressly agrees to assume. Notwithstanding anything in the foregoing to the contrary, termination shall not extinguish any rights of either party as may be provided by Section 15 hereof.

         17. Broker Termination Option. Broker may elect to terminate this Agreement at any time during the term hereof in the event that Licensee preempts or substitutes other programming for that supplied by the Broker during ten (10) percent or more of the total hours of operation of the Station during any calendar month. In the event Broker elects to terminate this Agreement pursuant to this provision, it shall give Licensee notice of such election at least ten

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(10) days prior to the termination date. Upon  termination,  neither party shall have any further liability to the other except as may be provided by Sections 15 and 16.4 hereof.

         18. Responsive Programming. Broker and Licensee mutually acknowledge their interest in ensuring that the Station serve the needs and interests of the residents of the Station's community of license and service areas and agree to cooperate in doing so. Licensee shall, on a regular basis, assess the issues of concern to residents of the Station's community of license and service areas and address those issues in its public service programming. Licensee shall ascribe those issues and responsive programming and place issues/programs lists in the Station's public inspection file as required by FCC rules. Licensee may request, and Broker shall provide, information concerning such of Broker's Programming that is responsive to community issues so as to assist Licensee in the satisfaction of its public service programming obligations. Broker shall also provide to Licensee upon request such other information necessary to enable Licensee to prepare records and reports required by the FCC or other local, state or federal government entities.

         19. Time Brokerage Challenge. If this Agreement is challenged in whole or in part at or by a governmental authority or is challenged in whole or in part in a judicial forum, counsel for the Licensee and counsel for the Broker shall jointly defend this Agreement and the parties' performance thereunder throughout all such proceedings. If this Agreement is declared invalid or illegal in whole or in substantial part by a ruling, order or decree of a governmental authority or court, and such ruling, order or decree has become effective, then the parties shall endeavor in good faith to reform the Agreement as necessary. If the parties are unable to reform this Agreement within thirty
(30) days of the effective date of such ruling, order or decree, then this Agreement shall terminate, and all sums owing to Licensee shall be paid and neither party shall have any further liability to the other except as may be provided by Sections 15 and 16.4 hereof.

         20. Additional Representations. Warranties and Covenants.

              20.1 Mutual Representations. Warranties and Covenants. Both Licensee and Broker represent that they are legally qualified, empowered, and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound.

              20.2   Additional   Licensee   Representations.   Warranties   and
Covenants. Licensee makes the following further representations, warranties and covenants:

                   20.2.1 Authorizations. During the term of this Agreement, Licensee shall own and hold all licenses and other permits and authorizations necessary for the operation of the Station as presently conducted (including licenses, permits and authorizations issued by the FCC), and such licenses, permits and authorizations shall be in full force and effect for the entire Term hereunder, unimpaired by any acts or omissions of Licensee, its principals, employees or agents.

                   20.2.2 Payment of Obligations. Licensee shall not incur any debt, obligation or liability without the prior written consent of Broker if such undertaking would adversely affect Licensee's performance hereunder or the business and operations of the Broker permitted hereby. Subject to the provisions of Sections 2 and 11 hereof, Licensee shall pay in a timely fashion all of its debts, assessments and obligations, including without limitation tax liabilities and payments in each case attributable to the operations of the Station, as they come due during the Term of this Agreement.

                   20.2.3 Broadcast Obligations. Licensee has no agreement, contract, commitment or understanding to broadcast on the Station on or after the Effective Date, any programs or commercial matter other than the Station Agreements. Licensee shall not incur any other programming obligations without the prior written consent of Broker.

                   20.2.4 Licensee Control. Licensee hereby verifies that for the term of this Agreement it shall maintain ultimate control over the Station's facilities, including specifically control over the Station's finances, personnel and programming, and nothing herein shall be interpreted as depriving Licensee of the power or right of such ultimate control.

                   20.2.5 Insurance. Licensee shall maintain in full force and effect (at Broker's expense) throughout the term of this Agreement insurance with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be applicable) and in such amounts and on such terms as is conventionally carried by broadcasters operating radio stations with facilities in the area comparable to those of the Station. Broker shall be listed as an additional insured on such insurance policies. Any insurance proceeds received by Licensee in respect of damaged property shall be used to repair or replace such property to that the operations of the Station conform with this Agreement. Licensee shall present to Broker prior to the execution of this Agreement certificates of insurance or binders for such insurance policies. If requested by Broker, Licensee shall maintain, at Broker's expense, business interruption insurance for Broker's benefit.

                   20.2.6 Compliance with Law. Licensee covenants that, throughout the term of this Agreement, Licensee shall comply with all laws and regulations applicable in the conduct of Licensee's business and Licensee acknowledges that Broker has not urged, counseled, or advised the use of any unfair business practice.

              20.3 Additional Broker Representations, Warranties and Covenants.

                   20.3.1 Compliance with 47 C.F.R. ss. 73.3555(a). Broker hereby verifies that execution and performance of this Agreement complies with the Commission's restrictions on local radio ownership set out in Section 73.3555(a) of the FCC Rules.

                   20.3.2 Compliance with Applicable Law. Broker covenants that its performance of its obligations under this Agreement and its furnishing of Programming shall be in compliance with, and shall not violate, any applicable laws or any applicable rules, regulations, or orders of the FCC or any other governmental agency and Broker acknowledges that Licensee has not urged, counseled, or advised the use of any unfair business practice.

                   20.3.3 Handling of Complaints. Broker shall promptly advise Licensee of any public or FCC complaint or inquiry that Broker receives concerning the Programming on the Station and shall cooperate with Licensee and take all actions as may be reasonably requested by Licensee in responding to any such complaint or inquiry.

                   20.3.4 Copyright and Licensing. Broker represents and warrants to Licensee that Broker has and shall have throughout the term of this Agreement the full authority to broadcast the Programming on the Station and that Broker shall not broadcast on the Station any material in violation of the Copyright Act. All music supplied by Broker shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or (iii) cleared at the source by Broker.

                   20.3.5 Information For FCC Reports. Upon request by Licensee, Broker shall provide in a timely manner any such information in its possession which shall enable Licensee to prepare, file or maintain the records and reports required by the FCC.

                   20.3.6 Payola/Plugola. Broker covenants that it shall not accept, and shall instruct its employees not to accept, any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration, in accordance with FCC requirements. Broker agrees to annually, or more frequently at the request of Licensee, execute and provide Licensee with an affidavit regarding payola/plugola compliance.

         21. Intellectual Property. Effective as of the Effective Date, Licensee licenses to Broker the exclusive right to use (or, to the extent Licensee does not hold exclusive rights, the non-exclusive right to use) all intellectual property owned by or licensed to Licensee and used solely in the operation of the Station (including, but not limited to, logos, jingles, promotional materials, call signs, goodwill, trademarks, service marks, slogans, trade names, copyrights and any applications and registrations therefor) (the "IP License"). In the event of termination of this Agreement, the IP License shall terminate.

         22. Subcarrier Rights. Licensee and Broker acknowledge and agree that any subsidiary communications services transmitted on a subcarrier within the FM baseband signal of any of the Station ("Subcarrier"), and any uses of the Subcarrier authorized by the FCC ("Subcarrier Uses"), are subject to the terms and conditions of this Agreement. Licensee hereby agrees (a) to apply, at Broker's expense, for any additional authorization from the FCC or any other governmental agency or entity that may be necessary in order to make use of any Subcarrier Uses, and (b) that Broker has the sole and exclusive right, subject to the terms and conditions hereof, to make use of any Subcarrier Uses and collect the revenues therefrom. Broker hereby agrees to reimburse Licensee for Licensee's reasonable expenses incurred in carrying out Licensee's obligations pursuant to this Section 22, including reasonable attorneys and engineering fees and expenses.

         23. Publicity. Licensee and Broker shall not issue any press release or otherwise make any public statement with respect to the transactions contemplated herein except as may be required by law or regulation or as agreed to by Licensee and Broker.

         24. No Waiver: Remedies Cumulative. No failure or delay on the part of Licensee or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Broker herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

         25. Construction. This Agreement shall be construed in accordance with the laws of the State of Ohio, without giving effect to the choice of law provisions thereunder, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter to be constituted.

         26. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         27. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Other than assignment to a sole parent, a wholly-owned subsidiary, or a sister company with a common parent, if such entity is authorized by the FCC to be the licensee of the Station, Licensee may not voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of Broker. Broker shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement, including without limitation assignments as collateral, provided that no such assignment and/or delegation shall relieve Broker of its obligations hereunder in the event that its assignee fails to perform the obligations delegated. In the event that Broker finds it necessary or is required to provide to a third party a collateral assignment of Broker's interest in this Agreement and/or any related documents, Licensee shall cooperate with Broker and any third party requesting such assignment including but not limited to Licensee signing a consent and acknowledgment of such assignment. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

         28. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed in accordance with the listing set forth in Attachment D hereto or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex or facsimile) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         29. Entire Agreement. This Agreement and the Exchange Agreement and related documents embody the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless made in writing, and signed by like written instrument. No waiver of any provision hereof shall be valid unless in writing and signed by the party adversely affected by the waiver, and then such waiver shall be effective only in the specified instance and for the purpose for which given.

         30. Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable, such event shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

         31. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           AMERICAN RADIO SYSTEMS
                                            CORPORATION

                                           By:      __________________________
                                           Title:   __________________________

                                           CITICASTERS CO.

                                           By:      __________________________
                                           Title:   __________________________

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT A


WKRQ(FM), Cincinnati, Ohio

                                  ATTACHMENT B

                                PAYMENT SCHEDULE

Month                                                         Fee

1.  March, 1997                                               $179,000

2.  April, 1997                                               $215,000

3.  May, 1997                                                 $316,000

4.  June, 1997                                                $353,000

5.  July, 1997                                                $335,000

6.  August, 1997                                              $358,000

7.  September, 1997                                           $242,000

8.  October, 1997                                             $266,000

9.  November, 1997                                            $279,000

10. December, 1997                                            $261,000

         In  addition  to the  Monthly  Fee,  Broker  promptly  shall  reimburse
Licensee the amount of the reasonable Licensee Employee Expenses and the reasonable Licensee Transmitter Expenses as they are incurred during the Term. Licensee shall deliver a statement in reasonable detail with back-up documentation for such Expenses, and Broker shall pay Licensee such Expenses within five (5) business days of receipt of such billing.

         Licensee and Broker agree to reconcile in good faith, by no later than the last day of the month following the month to which each Monthly Fee set forth above pertains, each such Monthly Fee to reflect actual broadcast cash flow results for the Station during such month. Any such required adjustment may be taken as an increase to or credit against the subsequent Monthly Fee, or alternatively shall be paid by the party obligated to make such payment no later than five (5) business days following such reconciliation.

                                  ATTACHMENT C


    All Citicasters Trade Agreements (as defined in the Exchange Agreement).

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT D

If the notice is to Licensee:

        Citicasters Co.
        201 East 5th Street, Suite 1300
        Cincinnati, Ohio 45202
        Attention: Randy Michaels, President
        Telephone No:
        Telecopy No: (513)-621-1300

         With a copy to (which shall not constitute notice):

                  Hogan & Hartson L.L.P.
                  555 Thirteenth Street, N.W.
                  Washington, DC 20004-1109
                  Attention: Marissa G. Repp, Esq.
                  Telephone No: 202-637-6845
                  Telecopy No: 202-637-5910

If the notice is to Broker:

         American Radio Systems Corporation
         116 Huntington Avenue
         Boston, MA 02116
         Attention: Steven B. Dodge, President and Chief Executive Officer Telephone No:
         Telecopy No:  (617)-375-7575

         With a copy to (which shall not constitute notice):

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attention: Norman A. Bikales, Esq.
                  Telephone No: (617)-338-2800
                  Telecopy No:  (617)-338-2880